Exhibit 99.1

OMNIQ CORP ANNOUNCES UPLISTING TO OTCQB VENTURE MARKET

Salt Lake City, UT – August 1, 2024 – OMNIQ CORP. (OTCQB: OMQS), a leading provider of AI-based solutions for supply chain management, public safety, and healthcare, is pleased to announce that its common stock has been approved for uplisting from the OTC Pink Market to the OTCQB Venture Market, effective immediately.

The OTCQB Venture Market, operated by OTC Markets Group, is recognized as a premier marketplace for early-stage and developing U.S. and international companies. The move to OTCQB reflects OMNIQ’S commitment to increasing transparency, improving investor confidence, and attracting a broader base of shareholders. This significant milestone underscores the Company’s sustained growth, financial stability, and adherence to high standards of corporate governance and disclosure.

“We are thrilled to announce our uplisting to the OTCQB Venture Market,” said Shai Lustgarten, CEO of omniQ® Inc. “This achievement marks a crucial step in our strategic plan, enhancing our visibility within the investment community and providing greater liquidity for our shareholders. The uplisting not only validates our business model and operational achievements but also sets the stage for future expansion.”

The transition to OTCQB is expected to provide current and potential investors with better trading conditions, including improved market depth and reduced spreads. Additionally, it highlights the Company’s ongoing efforts to meet rigorous financial and operational standards.

OMNIQ continues to leverage its proprietary AI technology to deliver innovative solutions that optimize supply chain operations, enhance public safety, and improve healthcare outcomes. The Company’s advancements in machine vision and IoT (Internet of Things) have positioned it as a leader in the intelligent technology space, driving efficiency and sustainability across various industries.

Investors can find real-time Level 2 quotes and market information for omniQ® at www.otcmarkets.com under the ticker symbol “OMQS.”

About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver real time object identification, tracking, surveillance, and monitoring for the Supply Chain Management, Public Safety, and Traffic Management applications. The technology and services provided by the Company help clients move people, and objects and manage big data safely and securely through airports, warehouses, schools, and national borders and in many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have more than doubled, reaching $81 million in 2023, from clients in more than 40 countries.

The Company currently addresses several billion-dollar markets with double-digit growth, including the Global Smart City & Public Safety markets.

Information about forward-looking statements

This press release includes forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, specifically under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements, which address expected future events, economic performance, and financial outcomes, are not historical facts but predictions based on current expectations and projections.

Such forward-looking statements, identifiable by terms like “anticipate,” “expect,” “may,” “believe,” and similar expressions, should not be seen as guarantees of future results. They are based on the information available at the time of making and reflect management’s current expectations about future events. These statements are subject to various risks and uncertainties that could cause actual results to differ significantly from those projected or implied. Some of these risks include fluctuations in product demand, the introduction of new offerings, maintaining customer and strategic relationships, competitive pressures, market growth, financial liquidity, debt management, and the ability to integrate new acquisitions effectively.

Specific forward-looking statements in this release include expectations regarding financial strategies, revenue growth, and operational improvements. For a detailed discussion of risks and uncertainties that could affect OMNIQ Corp.’s future performance, please refer to our recent filings with the Securities and Exchange Commission at https://www.sec.gov. OMNIQ Corp. does not commit to updating these forward-looking statements unless required by law.

Contact Info:

IR@OMNIQ.com